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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-41947 of Group Maintenance America Corp. of our report dated July 24, 1997 (relating to the financial statements of Masters, Inc.) appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Washington, D.C.

April 27, 1998